Dallas, TX/January 19, 2021
FOURTH QUARTER 2020 NET INCOME OF $215 MILLION, $1.49 PER SHARE
Earnings per Share Increased 3 percent Compared to Third Quarter
Revenue Increased 3 percent and Credit Quality Remained Strong
FULL-YEAR 2020 NET INCOME OF $474 MILLION, $3.27 PER SHARE
Loan and Deposit Growth Helped Offset Lower Rates and Increased Credit Reserves
“Our 2020 results included solid loan performance and a record level of deposits, which helped offset the rapid decline in interest rates," said Curt C. Farmer, Comerica Chairman, President and Chief Executive Officer. "Expenses remained well-controlled and included COVID-related costs. In light of the unprecedented environment, we significantly increased our credit allowance in the first quarter. Credit migration was manageable and our full-year net charge-offs were 38 basis points of average loans, 14 basis points ex-Energy, reflective of our relationship banking strategy and deep credit experience. We maintained our strong capital levels and our book value grew 7 percent from 2019 to over $55. In summary, a solid performance, particularly considering the difficult economic conditions.
“With respect to the fourth quarter, we generated earnings per share of $1.49, a 3 percent increase over the third quarter, driven by revenue growth and strong credit quality. Loan activity was muted, but deposits increased nearly $1.5 billion. Customers continued to conserve cash and are cautiously optimistic that the economy will pick up in the second half of 2021. Our CET1 ratio increased to 10.35 percent, above our 10 percent target. As always, our priority is to use capital to support customers and to drive growth, while providing an attractive return to our shareholders.
“I could not be prouder of the unwavering commitment of our team to serve our customers, communities and each other during this challenging time. During the year, we provided $11 million in assistance to local communities and businesses as well as funded $3.9 billion in Paycheck Protection Program loans to small and medium-sized companies. The compassion and tireless efforts of our colleagues allowed Comerica to persevere and remain in a strong position as we move forward.”

(dollar amounts in millions, except per share data)	4th Qtr '20	3rd Qtr '20	2020	2019
FINANCIAL RESULTS
Net interest income	$469	$458	$1,911	$2,339
Provision for credit losses	(17)	5	537	74
Noninterest income	265	252	1,001	1,010
Noninterest expenses	473	446	1,784	1,743
Pre-tax income	278	259	591	1,532
Provision for income taxes	63	48	117	334
Net income	$215	$211	$474	$1,198
Diluted earnings per common share	$1.49	$1.44	$3.27	$7.87
Average loans	51,405	52,013	51,631	50,511
Average deposits	70,243	68,763	65,038	55,481
Return on average assets	1.01%	0.99%	0.58%	1.68%
Return on average common shareholders' equity	11.14	10.84	6.18	16.39
Net interest margin	2.36	2.33	2.54	3.54
Common equity Tier 1 capital ratio (a)	10.35	10.25	10.35	10.13
Tier 1 capital ratio (a)	10.94	10.84	10.94	10.13
Common equity ratio	8.69	8.94	8.69	9.98
Common shareholders' equity per share of common stock	$55.01	$53.78	$55.01	$51.57
Tangible common equity per share of common stock (b)	50.43	49.20	50.43	47.07
(a)Estimated for December 31, 2020; For periods in 2020, ratios reflect deferral of CECL model impact as calculated per regulatory guidance.
(b)See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

Fourth Quarter 2020 Compared to Third Quarter 2020 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $608 million to $51.4 billion.
•Increases in Equity Funds Services, Mortgage Banker Finance and National Dealer Services were more than offset by decreases in Corporate Banking, general Middle Market, Energy and Technology and Life Sciences.
◦Period-end Paycheck Protection Program (PPP) loans were $3.5 billion, reflecting repayments of $298 million primarily through the forgiveness process.
•Average yield on loans increased 7 basis points to 3.20 percent, reflecting higher loan fees driven by PPP forgiveness as well as rate and pricing actions.
Securities increased $1.0 billion, or 7 percent, to $14.9 billion.
•Full quarter effect of actions taken in third quarter to invest $2.3 billion of excess liquidity in U.S. Treasury bonds and mortgage-backed securities. Also reinvested $1.0 billion in securities repayments during the fourth quarter.
•Average yield on securities decreased 18 basis points to 1.95 percent, reflecting lower interest rates and an increase in lower-yielding U.S. Treasury securities.
Deposits increased $1.5 billion, or 2 percent, to $70.2 billion.
•Noninterest-bearing and interest-bearing deposits increased $824 million and $656 million, respectively, as customers continued to conserve cash in an uncertain economy.
•The average cost of interest-bearing deposits decreased 6 basis points to 11 basis points, reflecting prudent management of relationship pricing in a lower rate environment.
Net interest income increased $11 million to $469 million.
•Increase driven by higher loan fees primarily related to PPP forgiveness and prudent loan and deposit pricing, partially offset by reduced loan balances.
Provision for credit losses decreased $22 million to a benefit of $17 million.
•The allowance for credit losses decreased $46 million to $992 million, primarily reflecting a reduction in criticized loans as well as a slightly improved economic forecast tempered by near-term economic uncertainty. As a percentage of total loans, the allowance for credit losses remained elevated at 1.90 percent or 2.03 percent excluding PPP loans.
•Net loan charge-offs decreased $4 million to $29 million, or 0.22 percent of average loans.
Noninterest income increased $13 million to $265 million.
•Increases of $8 million in customer derivative income, primarily from a change in the credit valuation adjustment, $5 million in commercial lending fees, $2 million in foreign exchange income as well as smaller increases in other categories, partially offset by a $5 million decrease in securities trading income.
Noninterest expenses increased $27 million to $473 million.
•Increases of $14 million in salaries and benefits expense, $7 million in outside processing fee expense and $2 million each in occupancy expense and advertising expense.
◦The increase in salaries and benefits expense primarily reflected higher performance-based incentives, staff insurance expense, severance and technology-related contract labor.
Capital position remained solid with a common equity Tier 1 capital ratio of 10.35 percent and a Tier 1 capital ratio of 10.94 percent.
•Returned a total of $94 million to common shareholders through dividends.
•Declared dividend of $5 million on preferred stock, payable January 1, 2021.

Full-Year 2020 Compared to Full-Year 2019 Overview
Balance sheet items discussed in terms of average balances.
Loans increased $1.1 billion to $51.6 billion.
•Increases of $1.0 billion in Mortgage Banker Finance due to elevated activity, $969 million in Commercial Real Estate and smaller increases in Business, Retail and Corporate Banking more than offset decreases of $1.7 billion in National Dealer Services, as an imbalance in supply and demand resulted in lower inventory, and $428 million in Energy.
◦PPP loans were $2.5 billion.
•Average yield on loans decreased 139 basis points to 3.44 percent, reflecting lower interest rates.
Securities increased $1.3 billion, or 11 percent, to $13.4 billion.
•Invested a portion of excess liquidity in $1.8 billion of U.S. Treasury bonds and $500 million of mortgage-backed securities in third quarter 2020.
•Average yield on securities decreased 23 basis points to 2.21 percent, reflecting lower interest rates and the increase in lower-yielding U.S. Treasury securities.
Deposits increased $9.6 billion, or 17 percent, to $65.0 billion.
•Growth in every business line, including an increase of $6.4 billion in noninterest-bearing deposits, as customers conserve cash in an uncertain economy.
•The average cost of interest-bearing deposits decreased 60 basis points to 31 basis points, reflecting prudent management of relationship pricing in a lower rate environment.
Net interest income decreased $428 million to $1.9 billion.
•Higher loan volumes and lower deposit and wholesale funding costs were more than offset by the impact of lower interest rates on loans.
Provision for credit losses increased $463 million to $537 million.
•The allowance for credit losses, calculated using the current expected credit loss (CECL) model effective January 1, 2020, increased $324 million and 57 basis points as a percentage of total loans. The increase reflected credit migration and the forecasted impact of the COVID-19 pandemic in the first half of 2020, including the economic impacts of social distancing, and pressures on Energy.
•Net loan charge-offs increased $89 million to $196 million, or 0.38 percent of average loans. Excluding Energy, net loan charge-offs totaled 0.14 percent of average loans.
Noninterest income decreased $9 million to $1.0 billion.
•Increases of $14 million in securities trading income, $13 million in card fees and $5 million in investment banking fees were more than offset by decreases of $18 million in service charges on deposit accounts, $14 million in commercial lending fees (syndication agent fees), $7 million in brokerage fees, $5 million in customer derivative income and $4 million each in foreign exchange income and income from principal investing and warrants.
•Also included a $7 million increase in deferred compensation asset returns (offset in noninterest expenses), a $7 million reduction in net securities losses primarily due to a repositioning loss recorded in 2019 and a $6 million decrease from the gain on sale of Comerica's Health Savings Account (HSA) business in the fourth quarter of 2019.
Noninterest expenses increased $41 million to $1.8 billion.
Results include a $33 million reduction to outside processing expense with a corresponding increase to software expense from a change in accounting classification as of January 1, 2020.
•Reflected increases of $16 million in operational losses, $11 million in outside processing expense (net of classification change) and $10 million in FDIC insurance expense, partially offset by a decrease of $10 million in travel and entertainment expense due to the COVID-19 pandemic.
◦Salaries and benefits expense were flat, primarily reflecting lower incentive and annual stock-based compensation, mostly offset by merit increases and higher deferred compensation expense (offset in noninterest income).
◦Expenses included approximately $18 million related to COVID-19, primarily for compensation and stipends to colleagues, charitable contributions, cleaning supplies, personal protective equipment and PPP technology costs.

Returned a total of $378 million to common shareholders through dividends, including an increase in the dividend to $2.72 per share and the repurchase of $189 million of common stock (3.2 million shares) prior to the suspension of the repurchase plan in response to the uncertainty of the COVID-19 pandemic environment.
•Issued $400 million of 5.625% non-cumulative perpetual preferred stock, resulting in dividends declared of $13 million on preferred stock.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	4th Qtr '20	3rd Qtr '20	2020	2019
Net interest income	$469	$458	$1,911	$2,339
Net interest margin	2.36%	2.33%	2.54%	3.54%
Selected balances:
Total earning assets	$79,557	$78,555	$75,419	$66,134
Total loans	51,405	52,013	51,631	50,511
Total investment securities	14,886	13,850	13,432	12,120
Federal Reserve Bank deposits	12,828	12,260	9,944	3,143

Total deposits	70,243	68,763	65,038	55,481
Total noninterest-bearing deposits	36,758	35,934	33,053	26,644
Short-term borrowings	3	218	314	369
Medium- and long-term debt	5,741	5,940	6,549	6,955
Net interest income increased $11 million, and net interest margin increased 3 basis points, compared to third quarter 2020.
•Interest income on loans increased $6 million and improved net interest margin by 4 basis points, primarily due to the impact of higher fees driven by PPP forgiveness (+$7 million, +3 basis points), rate and pricing actions (+$3 million, +1 basis point) and a smaller increase due to other portfolio dynamics, which were partially offset by lower loan balances (-$5 million).
•Interest income on investment securities decreased $1 million and reduced net interest margin by 3 basis points due to the impact of lower rates (-$6 million, -3 basis points), partially offset by higher balances (+$5 million).
•Higher short-term investment balances reduced net interest margin by 1 basis point.
•Interest expense on deposits decreased $5 million and improved net interest margin by 3 basis points, due to lower pay rates on deposits.
•Interest expense on debt decreased $1 million due to lower rates.

Credit Quality
"Our credit metrics remained strong," said Farmer. "Compared to the third quarter, criticized loans declined $459 million, inflows to nonaccrual fell to the lowest level since the pandemic began, and net charge-offs decreased to only 22 basis points. A true testament to our consistent, disciplined credit culture. Positive portfolio migration coupled with continued modest improvement in the economic forecast resulted in a small reduction in our credit reserve and a negative provision expense. As the path of the economic recovery remains uncertain, our reserve for credit losses remains elevated at 1.90 percent, or 2.03 percent excluding PPP loans. We expect charge-offs to increase from the low levels we have seen the past two quarters; however, with our healthy reserve, we believe we are well-positioned to manage through this cycle."

(dollar amounts in millions)	4th Qtr '20	3rd Qtr '20	4th Qtr '19
Credit-related charge-offs	$39	$53	$27
Recoveries	10	20	6
Net credit-related charge-offs	29	33	21
Net credit-related charge-offs/Average total loans	0.22%	0.26%	0.16%
Provision for credit losses	$(17)	$5	$8

Nonperforming loans	350	325	204
Nonperforming assets (NPAs)	359	335	215
NPAs/Total loans and foreclosed property	0.69%	0.64%	0.43%
Loans past due 90 days or more and still accruing	$45	$29	$26
Allowance for loan losses	948	978	637
Allowance for credit losses on lending-related commitments (a)	44	60	31
Total allowance for credit losses	992	1,038	668
Allowance for loan losses/Period-end total loans	1.81%	1.87%	1.27%
Allowance for loan losses/Period-end total loans excluding PPP loans	1.94	2.01	n/a
Allowance for credit losses/Period-end total loans	1.90	1.98	1.33
Allowance for credit losses/Period-end total loans excluding PPP loans	2.03	2.14	n/a
Allowance for credit losses/Nonperforming loans	2.8x	3.2x	3.3x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.
n/a - not applicable

•The allowance for credit losses decreased $46 million to $992 million, or 1.90 percent of total loans, primarily reflecting a reduction in criticized loans as well as a slightly improved economic forecast tempered by near-term economic uncertainty. Excluding PPP loans, which are guaranteed by the Small Business Administration, allowance for credit losses totaled 2.03 percent of total loans.
◦Energy loans totaled $1.6 billion, or 3 percent of total loans at December 31, 2020. The allocation of reserves for Energy loans was approximately 8 percent.
•Criticized loans decreased $459 million to $2.9 billion, or 6 percent of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦Criticized Energy loans decreased $124 million to $596 million, or 20 percent of total criticized loans; 37 percent of Energy loans are criticized.
•Nonperforming assets increased $24 million to $359 million. Nonperforming assets as a percentage of total loans and foreclosed property increased to 0.69 percent compared to 0.64 percent in third quarter 2020.
◦Loans transferred to nonaccrual decreased $73 million compared to third quarter 2020.
◦Nonperforming Energy loans decreased $27 million to $114 million.
•Net charge-offs were $29 million, or 0.22 percent of average loans.
◦Energy net charge-offs totaled $4 million, compared to $9 million in third quarter 2020.
•Pandemic-related payment deferrals totaled $141 million, or 0.27 percent of total loans at December 31, 2020, with over half in retail loans.

Outlook for First Quarter 2021 Compared to Fourth Quarter 2020
This outlook is based on management expectations for gradual improvement in economic conditions.
•Decline in average loans reflects decreases in Mortgage Banker Finance and Energy, partially offset by growth in National Dealer Services and general Middle Market. PPP loan forgiveness potentially exceeds additional advances.
•Average deposits to remain strong.
•Decline in net interest income with lower average loan balances, LIBOR and security yields as well as two fewer days in the quarter, partially offset by careful management of loan and deposit pricing.
•Provision for credit losses reflects pace of economic recovery; net charge-offs modestly higher.
•Decrease in noninterest income as fourth quarter levels of deferred compensation asset returns, card fees, warrants and securities trading income not expected to repeat, as well as a seasonal reduction in syndication fees; partly offset by increases in service charges on deposit accounts, fiduciary income and brokerage fees.
•Decrease in noninterest expenses reflects lower deferred compensation and pension expenses, seasonal reduction in occupancy, staff insurance and advertising, as well as a two less days in the quarter; partially offset by higher annual stock-based compensation.
•Income tax expense to be approximately 22 percent of pre-tax income, excluding discrete items.
•Maintain strong capital levels. Preferred stock dividends of $6 million.

Strategic Lines of Business and Markets
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at December 31, 2020. A discussion of business segment and geographic market year-to-date results will be included in Comerica's 2020 Form 10-K.
Conference Call and Webcast
Comerica will host a conference call to review fourth quarter 2020 financial results at 7 a.m. CT Tuesday, January 19, 2021. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 8597162). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Commercial Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); financial reporting risks (changes in accounting standards and the critical nature of Comerica's accounting policies); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events; impacts from the COVID-19 global pandemic; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2019 and "Item 1A. Risk Factors" beginning on page 67 of Comerica's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Wendy Bridges	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Louis H. Mora	Amanda Perkins
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2020	2020	2019	2020	2019
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$1.49	$1.44	$1.85	$3.27	$7.87
Cash dividends declared	0.68	0.68	0.67	2.72	2.68
Average diluted shares (in thousands)	140,159	139,673	144,566	140,216	151,293
PERFORMANCE RATIOS
Return on average common shareholders' equity	11.14%	10.84%	14.74%	6.18%	16.39%
Return on average assets	1.01	0.99	1.46	0.58	1.68
Efficiency ratio (a)	64.27	62.79	55.46	61.15	51.82
CAPITAL
Common equity tier 1 capital (b), (c)	$6,919	$6,805	$6,919
Tier 1 capital (b), (c)	7,313	7,199	6,919
Risk-weighted assets (b)	66,833	66,405	68,273
Common equity tier 1 capital ratio (b), (c)	10.35%	10.25%	10.13%
Tier 1 capital ratio (b), (c)	10.94	10.84	10.13
Total capital ratio (b)	13.21	13.12	12.13
Leverage ratio (b)	8.63	8.60	9.51
Common shareholders' equity per share of common stock	$55.01	$53.78	$51.57
Tangible common equity per share of common stock (c)	50.43	49.20	47.07
Common equity ratio	8.69%	8.94%	9.98%
Tangible common equity ratio (c)	8.02	8.24	9.19
AVERAGE BALANCES
Commercial loans	$31,713	$32,226	$31,808	$32,144	$32,053
Real estate construction loans	4,157	4,037	3,398	3,912	3,325
Commercial mortgage loans	9,938	9,978	9,356	9,839	9,170
Lease financing	600	601	586	594	557
International loans	918	1,052	1,030	1,028	1,019
Residential mortgage loans	1,908	1,961	1,887	1,905	1,929
Consumer loans	2,171	2,158	2,440	2,209	2,458
Total loans	51,405	52,013	50,505	51,631	50,511
Earning assets	79,557	78,555	67,710	75,419	66,134
Total assets	85,328	84,268	73,151	81,146	71,488
Noninterest-bearing deposits	36,758	35,934	26,966	33,053	26,644
Interest-bearing deposits	33,485	32,829	30,212	31,985	28,837
Total deposits	70,243	68,763	57,178	65,038	55,481
Common shareholders' equity	7,501	7,439	7,237	7,453	7,308
Total shareholders' equity	7,895	7,834	7,237	7,691	7,308
NET INTEREST INCOME
Net interest income	$469	$458	$544	$1,911	$2,339
Net interest margin	2.36%	2.33%	3.20%	2.54%	3.54%
CREDIT QUALITY
Nonperforming assets	$359	$335	$215
Loans past due 90 days or more and still accruing	45	29	26
Net credit-related charge-offs	29	33	21	$196	$107
Allowance for loan losses	948	978	637
Allowance for credit losses on lending-related commitments	44	60	31
Total allowance for credit losses (d)	992	1,038	668
Allowance for credit losses as a percentage of total loans	1.90%	1.98%	1.33%
Net credit-related charge-offs as a percentage of average total loans	0.22	0.26	0.16	0.38%	0.21%
Nonperforming assets as a percentage of total loans and foreclosed property	0.69	0.64	0.43
Allowance for credit losses as a multiple of total nonperforming loans	2.8x	3.2x	3.3x
OTHER KEY INFORMATION
Number of banking centers	433	433	436
Number of employees - full time equivalent	7,681	7,738	7,747
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
(b)    Estimated for December 31, 2020, 2020 reflects deferral of CECL model impact as calculated per regulatory guidance.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.
(d)    Allowance for credit losses for December 31, 2020 and September 30, 2020 calculated using the CECL model effective first quarter 2020.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2020	2020	2019
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$1,031	$988	$973
Interest-bearing deposits with banks	14,736	10,153	4,845
Other short-term investments	172	160	155
Investment securities available-for-sale	15,028	15,090	12,398
Commercial loans	32,753	32,604	31,473
Real estate construction loans	4,082	4,146	3,455
Commercial mortgage loans	9,912	10,002	9,559
Lease financing	594	601	588
International loans	926	923	1,009
Residential mortgage loans	1,830	1,927	1,845
Consumer loans	2,194	2,166	2,440
Total loans	52,291	52,369	50,369
Less allowance for loan losses	(948)	(978)	(637)
Net loans	51,343	51,391	49,732
Premises and equipment	459	456	457
Accrued income and other assets	5,360	5,393	4,842
Total assets	$88,129	$83,631	$73,402
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$39,420	$36,533	$27,382
Money market and interest-bearing checking deposits	28,540	26,948	24,527
Savings deposits	2,710	2,588	2,184
Customer certificates of deposit	2,133	2,300	2,978
Other time deposits	—	—	133
Foreign office time deposits	66	90	91
Total interest-bearing deposits	33,449	31,926	29,913
Total deposits	72,869	68,459	57,295
Short-term borrowings	—	10	71
Accrued expenses and other liabilities	1,482	1,534	1,440
Medium- and long-term debt	5,728	5,754	7,269
Total liabilities	80,079	75,757	66,075
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares at 12/31/20 and 9/30/20	394	394	—
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,185	2,179	2,174
Accumulated other comprehensive income (loss)	168	116	(235)
Retained earnings	9,623	9,511	9,538
Less cost of common stock in treasury - 88,997,430 shares at 12/31/20, 89,095,470 shares at 9/30/20 and 86,069,234 shares at 12/31/19	(5,461)	(5,467)	(5,291)
Total shareholders' equity	8,050	7,874	7,327
Total liabilities and shareholders' equity	$88,129	$83,631	$73,402

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$414	$564	$1,773	$2,439
Interest on investment securities	71	75	291	297
Interest on short-term investments	4	20	29	71
Total interest income	489	659	2,093	2,807
INTEREST EXPENSE
Interest on deposits	10	70	101	262
Interest on short-term borrowings	—	—	1	9
Interest on medium- and long-term debt	10	45	80	197
Total interest expense	20	115	182	468
Net interest income	469	544	1,911	2,339
Provision for credit losses	(17)	8	537	74
Net interest income after provision for credit losses	486	536	1,374	2,265
NONINTEREST INCOME
Card fees	72	62	270	257
Fiduciary income	52	52	209	206
Service charges on deposit accounts	47	50	185	203
Commercial lending fees	24	25	77	91
Bank-owned life insurance	11	10	44	41
Foreign exchange income	11	11	40	44
Letter of credit fees	10	9	37	38
Brokerage fees	4	7	21	28
Net securities gains (losses)	—	1	—	(7)
Other noninterest income	34	39	118	109
Total noninterest income	265	266	1,001	1,010
NONINTEREST EXPENSES
Salaries and benefits expense	271	257	1,019	1,020
Outside processing fee expense (a)	65	70	242	264
Occupancy expense	42	41	156	154
Software expense (a)	39	30	154	117
Equipment expense	13	13	49	50
Advertising expense	11	10	35	34
FDIC insurance expense	9	6	33	23
Other noninterest expenses	23	24	96	81
Total noninterest expenses	473	451	1,784	1,743
Income before income taxes	278	351	591	1,532
Provision for income taxes	63	82	117	334
NET INCOME	215	269	474	1,198
Less:
Income allocated to participating securities	1	2	2	7
Preferred stock dividends	5	—	13	—
Net income attributable to common shares	$209	$267	$459	$1,191
Earnings per common share:
Basic	$1.50	$1.87	$3.29	$7.95
Diluted	1.49	1.85	3.27	7.87
Comprehensive income	267	370	877	1,572
Cash dividends declared on common stock	94	96	378	398
Cash dividends declared per common share	0.68	0.67	2.72	2.68
(a)Includes classification adjustments related to costs incurred in cloud computing arrangements of $9 million and $33 million for the three and twelve months ended December 31, 2020, respectively. These adjustments reduce outside processing fee expense and increase software expense due to the prospective adoption of ASU No. 2018-15, effective January 1, 2020.

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2020 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2020		Fourth Quarter 2019
(in millions, except per share data)	2020	2020	2020	2020	2019	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$414	$408	$434	$517	$564	$6	1%	$(150)	(27)%
Interest on investment securities	71	72	74	74	75	(1)	(1)	(4)	(4)
Interest on short-term investments	4	4	3	18	20	—	—	(16)	(81)
Total interest income	489	484	511	609	659	5	1	(170)	(26)
INTEREST EXPENSE
Interest on deposits	10	15	20	56	70	(5)	(34)	(60)	(87)
Interest on short-term borrowings	—	—	1	—	—	—	—	—	—
Interest on medium- and long-term debt	10	11	19	40	45	(1)	(10)	(35)	(77)
Total interest expense	20	26	40	96	115	(6)	(23)	(95)	(83)
Net interest income	469	458	471	513	544	11	2	(75)	(14)
Provision for credit losses	(17)	5	138	411	8	(22)	n/m	(25)	n/m
Net interest income after provision for credit losses	486	453	333	102	536	33	7	(50)	(9)
NONINTEREST INCOME
Card fees	72	71	68	59	62	1	3	10	16
Fiduciary income	52	51	52	54	52	1	1	—	—
Service charges on deposit accounts	47	47	42	49	50	—	—	(3)	(7)
Commercial lending fees	24	19	17	17	25	5	22	(1)	(3)
Bank-owned life insurance	11	12	9	12	10	(1)	(16)	1	1
Foreign exchange income	11	9	9	11	11	2	17	—	—
Letter of credit fees	10	9	9	9	9	1	9	1	1
Brokerage fees	4	5	5	7	7	(1)	(12)	(3)	(40)
Net securities gains (losses)	—	—	1	(1)	1	—	—	(1)	n/m
Other noninterest income	34	29	35	20	39	5	22	(5)	(9)
Total noninterest income	265	252	247	237	266	13	5	(1)	(1)
NONINTEREST EXPENSES
Salaries and benefits expense	271	257	249	242	257	14	6	14	5
Outside processing fee expense (a)	65	58	62	57	70	7	12	(5)	(7)
Occupancy expense	42	40	37	37	41	2	4	1	2
Software expense (a)	39	39	39	37	30	—	—	9	33
Equipment expense	13	12	12	12	13	1	2	—	—
Advertising expense	11	9	8	7	10	2	8	1	1
FDIC insurance expense	9	8	8	8	6	1	16	3	54
Other noninterest expenses	23	23	25	25	24	—	—	(1)	(1)
Total noninterest expenses	473	446	440	425	451	27	6	22	5
Income (loss) before income taxes	278	259	140	(86)	351	19	8	(73)	(20)
Provision (benefit) for income taxes	63	48	27	(21)	82	15	32	(19)	(23)
NET INCOME (LOSS)	215	211	113	(65)	269	4	2	(54)	(20)
Less:
Income allocated to participating securities	1	—	1	—	2	1	5	(1)	(35)
Preferred stock dividends	5	8	—	—	—	(3)	(28)	5	n/m
Net income (loss) attributable to common shares	$209	$203	$112	$(65)	$267	$6	4%	$(58)	(22)%
Earnings (losses) per common share:
Basic	$1.50	$1.45	$0.81	$(0.46)	$1.87	$0.05	4%	$(0.37)	(20)%
Diluted	1.49	1.44	0.80	(0.46)	1.85	0.05	3	(0.36)	(19)
Comprehensive income	267	169	97	344	370	98	58	(103)	(28)
Cash dividends declared on common stock	94	94	96	94	96	—	—	(2)	(2)
Cash dividends declared per common share	0.68	0.68	0.68	0.68	0.67	—	—	0.01	1
(a)Includes classification adjustments related to costs incurred in cloud computing arrangements of $9 million, $9 million, $8 million and $7 million during the fourth, third, second and first quarters 2020, respectively. These adjustments reduce outside processing fee expense and increase software expense due to the prospective adoption of ASU No. 2018-15, effective January 1, 2020.
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2020				2019
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance at beginning of period:
Allowance for loan losses	$978	$1,007	$916	$637	$652
Allowance for credit losses on lending-related commitments	60	59	62	31	29
Allowance for credit losses	1,038	1,066	978	668	681
Cumulative effect of change in accounting principle	—	—	—	(17)	—
Loan charge-offs:
Commercial	37	53	55	87	24
Commercial mortgage	—	—	1	—	2
Consumer	2	—	1	2	1
Total loan charge-offs	39	53	57	89	27
Recoveries on loans previously charged-off:
Commercial	9	17	5	3	3
Commercial mortgage	—	1	1	2	1
International	—	—	—	—	1
Consumer	1	2	1	—	1
Total recoveries	10	20	7	5	6
Net loan charge-offs	29	33	50	84	21
Provision for credit losses:
Provision for loan losses	(1)	4	141	380	6
Provision for credit losses on lending-related commitments	(16)	1	(3)	31	2
Provision for credit losses	(17)	5	138	411	8
Balance at end of period:
Allowance for loan losses	948	978	1,007	916	637
Allowance for credit losses on lending-related commitments	44	60	59	62	31
Allowance for credit losses	$992	$1,038	$1,066	$978	$668
Allowance for loan losses as a percentage of total loans	1.81%	1.87%	1.88%	1.71%	1.27%
Allowance for loan losses as a percentage of total loans excluding PPP loans	1.94	2.01	2.03	n/a	n/a
Allowance for credit losses as a percentage of total loans	1.90	1.98	1.99	1.83	1.33
Allowance for credit losses as a percentage of total loans excluding PPP loans	2.03	2.14	2.15	n/a	n/a
Net loan charge-offs as a percentage of average total loans	0.22	0.26	0.37	0.68	0.16
n/a - not applicable

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2020				2019
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$252	$241	$200	$173	$148
Real estate construction	1	—	—	—	—
Commercial mortgage	29	20	21	19	14
Lease financing	1	1	1	1	—
Total nonaccrual business loans	283	262	222	193	162
Retail loans:
Residential mortgage	47	40	24	20	20
Consumer:
Home equity	17	20	21	22	17
Total nonaccrual retail loans	64	60	45	42	37
Total nonaccrual loans	347	322	267	235	199
Reduced-rate loans	3	3	4	4	5
Total nonperforming loans	350	325	271	239	204
Foreclosed property	8	10	11	11	11
Other repossessed assets	1	—	—	—	—
Total nonperforming assets	$359	$335	$282	$250	$215
Nonperforming loans as a percentage of total loans	0.67%	0.62%	0.51%	0.45%	0.40%
Nonperforming assets as a percentage of total loans and foreclosed property	0.69	0.64	0.53	0.47	0.43
Allowance for credit losses as a multiple of total nonperforming loans	2.8x	3.2x	3.9x	4.1x	3.3x
Loans past due 90 days or more and still accruing	$45	$29	$41	$64	$26
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$322	$267	$235	$199	$220
Loans transferred to nonaccrual (a)	88	161	96	137	48
Nonaccrual loan gross charge-offs	(39)	(53)	(57)	(89)	(27)
Loans transferred to accrual status (a)	(3)	—	—	—	(7)
Nonaccrual loans sold	—	(14)	—	—	(10)
Payments/other (b)	(21)	(39)	(7)	(12)	(25)
Nonaccrual loans at end of period	$347	$322	$267	$235	$199
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Years Ended
	December 31, 2020			December 31, 2019
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$32,144	$1,099	3.42%	$32,053	$1,544	4.81%
Real estate construction loans	3,912	147	3.76	3,325	184	5.54
Commercial mortgage loans	9,839	320	3.25	9,170	447	4.88
Lease financing	594	20	3.37	557	19	3.44
International loans	1,028	37	3.61	1,019	52	5.13
Residential mortgage loans	1,905	66	3.45	1,929	74	3.85
Consumer loans	2,209	84	3.80	2,458	119	4.85
Total loans	51,631	1,773	3.44	50,511	2,439	4.83
Mortgage-backed securities (b)	9,820	221	2.30	9,348	230	2.44
U.S. Treasury securities (c)	3,612	70	1.98	2,772	67	2.43
Total investment securities	13,432	291	2.21	12,120	297	2.44
Interest-bearing deposits with banks	10,203	28	0.27	3,360	69	2.05
Other short-term investments	153	1	0.72	143	2	1.26
Total earning assets	75,419	2,093	2.79	66,134	2,807	4.24
Cash and due from banks	878			887
Allowance for loan losses	(900)			(667)
Accrued income and other assets	5,749			5,134
Total assets	$81,146			$71,488
Money market and interest-bearing checking deposits	$26,798	72	0.27	$23,417	214	0.91
Savings deposits	2,454	1	0.03	2,166	1	0.05
Customer certificates of deposit	2,626	27	1.02	2,522	30	1.18
Other time deposits	17	—	2.00	705	17	2.44
Foreign office time deposits	90	1	0.42	27	—	1.39
Total interest-bearing deposits	31,985	101	0.31	28,837	262	0.91
Short-term borrowings	314	1	0.32	369	9	2.39
Medium- and long-term debt	6,549	80	1.23	6,955	197	2.82
Total interest-bearing sources	38,848	182	0.47	36,161	468	1.29
Noninterest-bearing deposits	33,053			26,644
Accrued expenses and other liabilities	1,554			1,375
Shareholders' equity	7,691			7,308
Total liabilities and shareholders' equity	$81,146			$71,488
Net interest income/rate spread		$1,911	2.32		$2,339	2.95
Impact of net noninterest-bearing sources of funds			0.22			0.59
Net interest margin (as a percentage of average earning assets)			2.54%			3.54%
(a)Includes PPP loans with average balance of $2.5 billion, interest income of $63 million and average yield of 2.49% for the year ended December 31, 2020.
(b)Average balances included $213 million and $(36) million of unrealized gains and losses for the years ended December 31, 2020 and 2019, respectively; yields calculated gross of these unrealized gains and losses.
(c)Average balances included $90 million and $30 million of unrealized gains and losses for the years ended December 31, 2020 and 2019, respectively; yields calculated gross of these unrealized gains and losses.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$31,713	$259	3.26%	$32,226	$255	3.15%	$31,808	$353	4.38%
Real estate construction loans	4,157	35	3.40	4,037	34	3.35	3,398	44	5.16
Commercial mortgage loans	9,938	72	2.86	9,978	71	2.85	9,356	105	4.45
Lease financing	600	5	3.56	601	5	2.94	586	5	3.72
International loans	918	7	3.23	1,052	9	3.25	1,030	12	4.73
Residential mortgage loans	1,908	16	3.24	1,961	16	3.41	1,887	18	3.79
Consumer loans	2,171	20	3.50	2,158	18	3.45	2,440	27	4.48
Total loans	51,405	414	3.20	52,013	408	3.13	50,505	564	4.43
Mortgage-backed securities (b)	10,220	53	2.13	9,759	54	2.28	9,431	58	2.45
U.S. Treasury securities (c)	4,666	18	1.57	4,091	18	1.77	2,794	17	2.46
Total investment securities	14,886	71	1.95	13,850	72	2.13	12,225	75	2.45
Interest-bearing deposits with banks	13,105	4	0.10	12,534	4	0.10	4,828	20	1.64
Other short-term investments	161	—	0.99	158	—	0.29	152	—	1.11
Total earning assets	79,557	489	2.46	78,555	484	2.47	67,710	659	3.87
Cash and due from banks	915			911			861
Allowance for loan losses	(972)			(1,002)			(663)
Accrued income and other assets	5,828			5,804			5,243
Total assets	$85,328			$84,268			$73,151
Money market and interest-bearing checking deposits	$28,521	7	0.10	$27,671	8	0.12	$24,629	57	0.91
Savings deposits	2,657	—	0.02	2,560	1	0.02	2,169	—	0.06
Customer certificates of deposit	2,215	2	0.43	2,495	6	0.87	2,935	11	1.42
Other time deposits	—	—	—	—	—	—	410	2	2.33
Foreign office time deposits	92	1	0.09	103	—	0.10	69	—	1.33
Total interest-bearing deposits	33,485	10	0.11	32,829	15	0.17	30,212	70	0.92
Short-term borrowings	3	—	0.06	218	—	0.25	60	—	1.60
Medium- and long-term debt	5,741	10	0.72	5,940	11	0.78	7,305	45	2.41
Total interest-bearing sources	39,229	20	0.20	38,987	26	0.27	37,577	115	1.21
Noninterest-bearing deposits	36,758			35,934			26,966
Accrued expenses and other liabilities	1,446			1,513			1,371
Shareholders' equity	7,895			7,834			7,237
Total liabilities and shareholders' equity	$85,328			$84,268			$73,151
Net interest income/rate spread		$469	2.26		$458	2.20		$544	2.66
Impact of net noninterest-bearing sources of funds			0.10			0.13			0.54
Net interest margin (as a percentage of average earning assets)			2.36%			2.33%			3.20%
(a)Includes PPP loans with average balance of $3.7 billion and $3.8 billion, interest income of $27 million and $22 million and average yields of 2.88% and 2.31% for the three months ended December 31, 2020 and September 30, 2020, respectively.
(b)Average balances included $215 million, $254 million and $41 million of unrealized gains and losses for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively; yields calculated gross of these unrealized gains and losses.
(c)Average balances included $80 million, $99 million and $50 million of unrealized gains and losses for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively; yields calculated gross of these unrealized gains and losses.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

					Accumulated
	Nonredeemable	Common Stock			Other			Total
	Preferred	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	Income (Loss)	Earnings	Stock	Equity
BALANCE AT SEPTEMBER 30, 2019	$—	144.1	$1,141	$2,172	$(336)	$9,369	$(5,146)	$7,200
Net income	—	—	—	—	—	269	—	269
Other comprehensive income, net of tax	—	—	—	—	101	—	—	101
Cash dividends declared on common stock ($0.67 per share)	—	—	—	—	—	(96)	—	(96)
Purchase of common stock	—	(2.1)	—	—	—	—	(151)	(151)
Net issuance of common stock under employee stock plans	—	0.1	—	—	—	(4)	6	2
Share-based compensation	—	—	—	2	—	—	—	2
BALANCE AT DECEMBER 31, 2019	$—	142.1	$1,141	$2,174	$(235)	$9,538	$(5,291)	$7,327
BALANCE AT SEPTEMBER 30, 2020	$394	139.1	$1,141	$2,179	$116	$9,511	$(5,467)	$7,874
Net income	—	—	—	—	—	215	—	215
Other comprehensive income, net of tax	—	—	—	—	52	—	—	52
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(5)	—	(5)
Net issuance of common stock under employee stock plans	—	0.1	—	—	—	(4)	6	2
Share-based compensation	—	—	—	6	—	—	—	6
BALANCE AT DECEMBER 31, 2020	$394	139.2	$1,141	$2,185	$168	$9,623	$(5,461)	$8,050
BALANCE AT DECEMBER 31, 2018	$—	160.1	$1,141	$2,148	$(609)	$8,781	$(3,954)	$7,507
Cumulative effect of change in accounting principle	—	—	—	—	—	(14)	—	(14)
Net income	—	—	—	—	—	1,198	—	1,198
Other comprehensive income, net of tax	—	—	—	—	374	—	—	374
Cash dividends declared on common stock ($2.68 per share)	—	—	—	—	—	(398)	—	(398)
Purchase of common stock	—	(18.7)	—	—	—	—	(1,380)	(1,380)
Net issuance of common stock under employee stock plans	—	0.7	—	(13)	—	(29)	43	1
Share-based compensation	—	—	—	39	—	—	—	39
BALANCE AT DECEMBER 31, 2019	$—	142.1	$1,141	$2,174	$(235)	$9,538	$(5,291)	$7,327
Cumulative effect of change in accounting principle	—	—	—	—	—	13	—	13
Net income	—	—	—	—	—	474	—	474
Other comprehensive income, net of tax	—	—	—	—	403	—	—	403
Cash dividends declared on common stock ($2.72 per share)	—	—	—	—	—	(378)	—	(378)
Cash dividends declared on preferred stock	—	—	—	—	—	(13)	—	(13)
Purchase of common stock	—	(3.4)	—	—	—	—	(194)	(194)
Issuance of preferred stock	394	—	—	—	—	—	—	394
Net issuance of common stock under employee stock plans	—	0.5	—	(13)	—	(11)	24	—
Share-based compensation	—	—	—	24	—	—	—	24
BALANCE AT DECEMBER 31, 2020	$394	139.2	$1,141	$2,185	$168	$9,623	$(5,461)	$8,050

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended December 31, 2020	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$413	$130	$44	$(120)	$2	$469
Provision for credit losses	(32)	1	14	—	—	(17)
Noninterest income	149	30	63	14	9	265
Noninterest expenses	219	162	80	1	11	473
Provision (benefit) for income taxes	88	(1)	3	(25)	(2)	63
Net income (loss)	$287	$(2)	$10	$(82)	$2	$215
Net credit-related charge-offs	$25	$—	$4	$—	$—	$29
Selected average balances:
Assets	$45,117	$3,457	$5,181	$16,957	$14,616	$85,328
Loans	43,722	2,628	5,073	—	(18)	51,405
Deposits	40,256	23,869	4,919	1,013	186	70,243
Statistical data:
Return on average assets (a)	2.53%	(0.03)%	0.66%	n/m	n/m	1.01%
Efficiency ratio (b)	39.17	101.25	75.16	n/m	n/m	64.27

	Commercial	Retail	Wealth
Three Months Ended September 30, 2020	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$413	$127	$42	$(125)	$1	$458
Provision for credit losses	14	(2)	(7)	—	—	5
Noninterest income	135	28	64	16	9	252
Noninterest expenses	206	153	76	—	11	446
Provision (benefit) for income taxes	67	—	8	(26)	(1)	48
Net income (loss)	$261	$4	$29	$(83)	$—	$211
Net credit-related charge-offs (recoveries)	$36	$(1)	$(2)	$—	$—	$33
Selected average balances:
Assets	$45,636	$3,487	$5,198	$15,909	$14,038	$84,268
Loans	44,248	2,678	5,094	—	(7)	52,013
Deposits	39,535	23,604	4,439	1,004	181	68,763
Statistical data:
Return on average assets (a)	2.27%	0.05%	2.24%	n/m	n/m	0.99%
Efficiency ratio (b)	37.60	98.29	71.72	n/m	n/m	62.79

	Commercial	Retail	Wealth
Three Months Ended December 31, 2019	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$403	$134	$43	$(48)	$12	$544
Provision for credit losses	3	1	(1)	—	5	8
Noninterest income	143	37	69	12	5	266
Noninterest expenses	203	156	75	1	16	451
Provision (benefit) for income taxes	79	3	9	(10)	1	82
Net income (loss)	$261	$11	$29	$(27)	$(5)	$269
Net credit-related charge-offs	$21	$—	$—	$—	$—	$21
Selected average balances:
Assets	$45,075	$2,883	$5,057	$14,054	$6,082	$73,151
Loans	43,514	2,090	4,894	—	7	50,505
Deposits	30,535	21,084	4,015	1,332	212	57,178
Statistical data:
Return on average assets (a)	2.31%	0.19%	2.26%	n/m	n/m	1.46%
Efficiency ratio (b)	37.03	89.99	66.71	n/m	n/m	55.46
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
n/m - not meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended December 31, 2020	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$170	$186	$117	$114	$(118)	$469
Provision for credit losses	12	21	(26)	(24)	—	(17)
Noninterest income	71	42	32	97	23	265
Noninterest expenses	141	111	95	114	12	473
Provision (benefit) for income taxes	18	24	18	30	(27)	63
Net income (loss)	$70	$72	$62	$91	$(80)	$215
Net credit-related charge-offs	$5	$—	$24	$—	$—	$29
Selected average balances:
Assets	$12,899	$18,561	$11,039	$11,256	$31,573	$85,328
Loans	12,225	18,265	10,583	10,350	(18)	51,405
Deposits	25,003	21,457	10,759	11,825	1,199	70,243
Statistical data:
Return on average assets (a)	1.07%	1.25%	1.98%	2.88%	n/m	1.01%
Efficiency ratio (b)	58.62	48.96	64.06	54.00	n/m	64.27

				Other	Finance
Three Months Ended September 30, 2020	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$168	$179	$117	$118	$(124)	$458
Provision for credit losses	19	11	(25)	—	—	5
Noninterest income	66	33	28	100	25	252
Noninterest expenses	139	102	89	105	11	446
Provision (benefit) for income taxes	13	21	17	24	(27)	48
Net income (loss)	$63	$78	$64	$89	$(83)	$211
Net credit-related charge-offs	$6	$16	$11	$—	$—	$33
Selected average balances:
Assets	$13,280	$18,357	$11,365	$11,322	$29,944	$84,268
Loans	12,607	18,095	10,923	10,399	(11)	52,013
Deposits	24,759	20,130	10,654	12,035	1,185	68,763
Statistical data:
Return on average assets (a)	0.95%	1.46%	2.14%	2.68%	n/m	0.99%
Efficiency ratio (b)	59.79	47.98	61.16	48.22	n/m	62.79

				Other	Finance
Three Months Ended December 31, 2019	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$171	$194	$120	$95	$(36)	$544
Provision for credit losses	(5)	(22)	31	(1)	5	8
Noninterest income	73	52	31	93	17	266
Noninterest expenses	142	105	90	97	17	451
Provision (benefit) for income taxes	25	41	8	17	(9)	82
Net income (loss)	$82	$122	$22	$75	$(32)	$269
Net credit-related charge-offs (recoveries)	$1	$(1)	$20	$1	$—	$21
Selected average balances:
Assets	$13,091	$18,295	$11,353	$10,277	$20,135	$73,151
Loans	12,399	17,942	10,708	9,449	7	50,505
Deposits	20,443	18,107	9,045	8,039	1,544	57,178
Statistical data:
Return on average assets (a)	1.55%	2.51%	0.84%	2.83%	n/m	1.46%
Efficiency ratio (b)	57.21	42.45	59.43	51.97	n/m	55.46
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	December 31,	September 30,	December 31,
(dollar amounts in millions)	2020	2020	2019
Common Equity Tier 1 Capital (a):
Tier 1 capital	$7,313	$7,199	$6,919
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	—
Common equity tier 1 capital	$6,919	$6,805	$6,919
Risk-weighted assets	$66,833	$66,405	$68,273
Tier 1 capital ratio	10.94%	10.84%	10.13%
Common equity tier 1 capital ratio	10.35	10.25	10.13
Tangible Common Equity:
Total shareholders' equity	$8,050	$7,874	$7,327
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	—
Common shareholders' equity	$7,656	$7,480	$7,327
Less:
Goodwill	635	635	635
Other intangible assets	1	2	4
Tangible common equity	$7,020	$6,843	$6,688
Total assets	$88,129	$83,631	$73,402
Less:
Goodwill	635	635	635
Other intangible assets	1	2	4
Tangible assets	$87,493	$82,994	$72,763
Common equity ratio	8.69%	8.94%	9.98%
Tangible common equity ratio	8.02	8.24	9.19
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,656	$7,480	$7,327
Tangible common equity	7,020	6,843	6,688
Shares of common stock outstanding (in millions)	139	139	142
Common shareholders' equity per share of common stock	$55.01	$53.78	$51.57
Tangible common equity per share of common stock	50.43	49.20	47.07
(a)Estimated for December 31, 2020, 2020 ratios reflect deferral of CECL model impact as calculated per regulatory guidance.